Exhibit 99.1
News Release
PolyOne Announces Fourth-quarter and Full-year 2007 Results
•	Fourth quarter consolidated sales increase 6% despite economic headwinds

•	Non-vinyl business operating income more than doubles, reflecting effective specialization strategy execution

•	International Color and Engineered Materials segment delivers double-digit sales and earnings growth

•	PolyOne Distribution records strong sales and earnings growth

•	2008 sales are anticipated to grow 10%-12%

•	Specialization strategy and cost savings expected to offset economic weakness to generate positive earnings growth in 2008
CLEVELAND — February 6, 2008 — PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, today reported fourth-quarter consolidated sales of $631.3 million, a 6% increase compared with $595.2 million in the fourth quarter of 2006.
Net income was $7.1 million, or $0.08 per diluted share, for the fourth quarter of 2007 versus $14.5 million from continuing operations, or $0.16 per diluted share, for the fourth quarter of 2006. Included in fourth quarter results were special items that equate to a $0.01 per share charge in 2007 contrasted to a $0.10 per share gain in 2006 (see Attachment 5).
On a comparable basis, adjusting for special items, PolyOne reported $0.09 earnings per share in the fourth quarter of 2007, a 50% increase compared to the $0.06 per share earned in the fourth quarter of 2006.
“We are encouraged that we delivered both top line growth and stronger earnings during the quarter, and are energized by the fact that never in PolyOne’s history have so many opportunities been present to affect change and drive cash flow and earnings, despite the economic uncertainty Corporate America faces near term,” said Stephen D. Newlin, chairman, president and chief executive officer. “We accomplished much in 2007, including materially reducing our historical earnings volatility by divesting our interest in OxyVinyls which deleveraged our balance sheet and accelerated our global specialization strategy.”
“We have prudently balanced commercial investment with productivity increases, positioning us to leverage our new commercial capabilities and focus our energy on profitably growing our businesses during this period of economic turbulence,” Newlin added.

International Color and Engineered Materials sales and operating income for fourth quarter 2007 increased 15% and 48%, respectively, compared with the fourth quarter of 2006. PolyOne Distribution sales increased 10%, while operating income rose from $3.6 million to $5.7 million, a 58% increase, in the fourth quarter of 2007 compared to the fourth quarter of 2006. Operating income for segments reported within ‘All Other’ meaningfully improved by $4.0 million to earn $1.5 million in the fourth quarter 2007, compared with the $2.5 million loss reported in the same period last year. For the fourth quarter of 2007, operating income for PolyOne’s non-vinyl businesses increased 175% compared with the same period a year ago. Non-vinyl businesses include PolyOne Distribution, International Color and Engineered Materials and All Other.
Fourth quarter Vinyl Business sales were flat while earnings fell $8 million, or approximately 70%, compared to the fourth quarter of 2006, in line with Company expectations, reflecting weak residential construction market demand and downward margin pressure resulting from higher raw material and energy costs.
“Earnings in the fourth quarter reflected an important and meaningful shift toward our specialty platform. The magnitude of our non-vinyl income growth reflects significant strides in building an earnings platform separate from the cyclical residential housing market. As we look ahead, we expect this base will continue to grow to become the primary source of earnings and earnings growth for the company,” stated Newlin.
Sales for the full year 2007 were $2.64 billion, up 1% from the $2.62 billion reported for 2006.
2007 Highlights:
•	Divestiture of our 24% interest in OxyVinyls for $261 million, eliminating a major source of earnings volatility.

•	Financial profile strengthened with redemption of entire $241 million balance of our 2010 senior notes, resulting in lowest outstanding debt balance and leverage ratio in Company history.

•	Announced the acquisition of GLS Corporation (which subsequently closed on January 2, 2008), a leading North American business in the $3.5 billion global thermoplastic elastomers (TPE) market.

•	Established vinyl compounding foothold in China by acquiring the assets of Ngai Hing PlastChem.

•	Specialty platform businesses’ operating income more than doubled to nearly $30 million in 2007 compared with 2006:
▪ International Color and Engineered Materials delivered strong sales and earnings growth of 16% and 25%, respectively;

▪ North American Color reversed steep losses with a greater than $9 million operating income improvement from 2006; and

▪ Specialty platform gross margin (see Attachment 10) as a percent of sales increased 1.7% points to over 16% in 2007.
•	PolyOne Distribution set an earnings record, posting a 16% increase compared to 2006.

•	Innovation processes are gaining momentum with 27 new commercial launches in 2007.

•	Increased commercial resources by adding 127 people since first quarter 2006 and upgraded talent level by investing in training to develop sales skills and marketing processes.

2008 Outlook:
We anticipate 2008 total Company sales growth in the range of 10% to 12%, as a result of sales improvements in our distribution and specialty businesses, including sales from GLS, despite the likelihood of incremental degradation in the North American residential construction market. Similarly, PolyOne expects full-year earnings growth in 2008 even though near term economic conditions should remain challenging. Growth in PolyOne’s non-vinyl businesses, operating improvements and lower interest expense underpin current expectations. Beyond the broader economic conditions, raw material and energy costs remain a fluid dynamic that could impact the magnitude and direction of our preliminary forecast.
Fourth-quarter 2007 Earnings Release and Conference Call
PolyOne will host a conference call at 9:00 a.m. Eastern time on Thursday, February 7, 2008. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 49228177, conference topic: Fourth-quarter 2007 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 22298383. The call will be broadcast live and then be available via replay until Thursday, February 14, 2008, on the Company’s Web site at www.polyone.com.
About PolyOne
With 2007 annual revenues of $2.6 billion, PolyOne Corporation is a leading global provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio, PolyOne has operations across the world. See www.polyone.com for additional information.

Investor Contact:	W. David Wilson
Senior Vice President & Chief Financial Officer
440-930-3204

Media Contact:	John Daggett
Director of Corporate Communications
440-930-3162
Use of Non-GAAP Financial Measures
This earnings release and the conference call include the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures are: free cash flow, operating income (loss) before special items and per share impact of special items, operating income excluding the Vinyl Business and Resin and Intermediates segments; specialty platform operating income, specialty platform gross margin as adjusted, gross margin as adjusted; and gross margin as adjusted excluding the Vinyl Business segment. The most directly comparable GAAP financial measures are: net cash provided (used) by operating activities, operating income (loss) and income (loss) per share and gross margin.

PolyOne’s chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources. In addition, operating income before special items and free cash flow are components of various PolyOne annual and long-term employee incentive plans.
Tables included in this news release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachments 7 - 10) and provide detail about special items (Attachment 5). Also attached are certain financial schedules and a summary of unaudited segment results.
Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:
•	the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;

•	changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

•	production outages or material costs associated with scheduled or unscheduled maintenance programs;

•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

•	unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

•	an inability to raise or sustain prices for products or services;

•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;

•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers;

•	the successful integration of acquired businesses, including GLS Corporation;

•	the possibility that the degradation in the North American residential construction market is more severe than anticipated; and

•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #2.06.08)

Attachment 1
Supplemental Information
Fourth Quarter Summary of Consolidated Operating Results (Unaudited)
(In millions, except per share data)

	4Q07	4Q06	2007	2006

Operating results:
Sales	$631.3	$595.2	$2,642.7	$2,622.4

Operating income	18.6	22.6	33.9	190.6

Income before discontinued operations	7.1	14.5	11.4	125.6

Earnings per common share:
Basic and diluted earnings per share before discontinued operations	$0.08	$0.16	$0.12	$1.36

[1]Total per share impact of special items after tax:	$(0.01)	$0.10	$(0.29)	$0.47

(1)	“Special items” is a non-GAAP financial measure. A discussion is at the end of this release regarding the use of non-GAAP financial measures. A definition and a list of “special items” appear in Attachment 5.

Attachment 2
PolyOne Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Sales	$631.3	$595.2	$2,642.7	$2,622.4
Operating costs and expenses:
Cost of sales	556.5	518.2	2,337.3	2,284.1
Selling and administrative	52.6	51.8	241.8	202.6
Depreciation and amortization	14.7	14.3	57.4	57.1
Income from equity affiliates and minority interest	11.1	11.7	27.7	112.0

Operating income	18.6	22.6	33.9	190.6
Interest expense	(8.2)	(16.9)	(51.4)	(66.5)
Interest income	1.1	1.0	4.5	3.4
Premium on early extinguishment of long-term debt	—	(3.2)	(12.8)	(4.4)
Other expense, net	(2.1)	0.1	(6.6)	(2.8)

Income (loss) before income taxes and discontinued operations	9.4	3.6	(32.4)	120.3
Income tax benefit (expense)	(2.3)	10.9	43.8	5.3

Income before discontinued operations	7.1	14.5	11.4	125.6
Loss from discontinued operations, net of income taxes	—	(0.6)	—	(2.7)

Net income	$7.1	$13.9	$11.4	$122.9

Earnings (loss) per common share:
Basic and diluted earnings (loss):
Before discontinued operations	$0.08	$0.16	$0.12	$1.36
Discontinued operations	—	(0.01)	—	(0.03)

Basic and diluted earnings per share	$0.08	$0.15	$0.12	$1.33

Weighted average shares used to compute earnings per share:
Basic	92.9	92.5	92.8	92.4
Diluted	93.2	93.0	93.1	92.8

Dividends paid per share of common stock	$—	$—	$—	$—

Equity earnings recorded by PolyOne
SunBelt	$10.4	$8.2	$41.0	$47.3
OxyVinyls	—	2.4	0.9	59.7
Other equity affiliates	1.1	1.2	3.9	5.8
Impairment of OxyVinyls investment	—	—	(15.9)	—
Charges related to sale of OxyVinyls investment	(0.4)	—	(0.4)	—
Write-down of certain assets of Geon/Polimeros Andinos	—	—	(1.6)	—
Minority interest	—	(0.1)	(0.2)	(0.8)

Income from equity affiliates and minority interest	$11.1	$11.7	$27.7	$112.0

Attachment 3
PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$79.4	$66.2
Accounts receivable, net	340.8	316.4
Inventories	223.4	240.8
Deferred income tax assets	20.4	18.1
Other current assets	19.8	27.8

Total current assets	683.8	669.3
Property, net	449.7	442.4
Investment in equity affiliates	19.9	287.2
Goodwill	288.8	287.0
Other intangible assets, net	6.7	9.4
Deferred income tax assets	69.9	21.1
Other non-current assets	64.2	64.4

Total assets	$1,583.0	$1,780.8

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term bank debt	$6.1	$5.2
Accounts payable	250.5	221.0
Accrued expenses	94.4	93.1
Current portion of long-term debt	22.6	22.5

Total current liabilities	373.6	341.8
Long-term debt	308.0	567.7
Post-retirement benefits other than pensions	81.6	83.6
Pension benefits	82.6	125.1
Other non-current liabilities	87.5	75.4
Minority interest in consolidated subsidiaries	0.3	5.5

Total liabilities	933.6	1,199.1

Shareholders’ equity	649.4	581.7

Total liabilities and shareholders’ equity	$1,583.0	$1,780.8

Attachment 4
PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating Activities
Net income	$7.1	$13.9	$11.4	$122.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.7	14.3	57.4	57.1
Loss on disposition of discontinued business and plant phase-out charge	—	0.6	—	3.1
Charges for environmental remediation	1.3	0.7	48.8	2.5
Cash (payments) receipts for environmental remediation, net of insurance	(20.9)	(0.9)	(25.5)	1.8
Benefit for deferred income taxes	(4.9)	(13.4)	(57.1)	(12.9)
Premium on early extinguishment of long term debt	—	3.2	12.8	4.4
Companies carried at equity and minority interest:
Impairment of investment in equity affiliate	—	—	15.9	—
Income from equity affiliates and minority interest	(11.1)	(11.7)	(43.6)	(112.0)
Dividends and distributions received	13.4	23.5	37.6	97.7
Change in assets and liabilities:
Accounts receivable	43.1	51.7	(8.9)	23.0
Inventories	35.7	(3.2)	26.7	(39.6)
Accounts payable	(50.9)	(47.8)	17.8	(17.2)
Decrease in sale of accounts receivable	—	—	—	(7.9)
Accrued expenses and other	(3.7)	(14.1)	(26.1)	(11.1)
Net cash used by discontinued operations	—	—	—	(0.1)

Net cash provided by operating activities	23.8	16.8	67.2	111.7

Investing Activities
Capital expenditures	(6.7)	(14.8)	(43.4)	(41.1)
Business acquisitions, net of deposits and cash received	(0.2)	(1.5)	(11.2)	(1.5)
Proceeds from sale of assets	4.2	1.5	9.4	8.7
Proceeds from sale of investment in equity affiliate	—	—	260.5	—
Proceeds from sale of discontinued business, net	—	—	—	17.3
Net cash used by discontinued operations	—	—	—	(0.2)

Net cash provided (used) by investing activities	(2.7)	(14.8)	215.3	(16.8)

Financing Activities
Change in short-term debt	—	0.9	(0.2)	(2.1)
Repayment of long-term debt	(0.7)	(44.3)	(264.1)	(60.0)
Premium on early extinguishment of long-term debt	—	(3.2)	(12.8)	(4.4)
Proceeds from exercise of stock options	0.3	0.3	1.2	3.1

Net cash used by financing activities	(0.4)	(46.3)	(275.9)	(63.4)

Effect of exchange rate changes on cash	2.5	1.2	6.6	1.9

Increase (decrease) in cash and cash equivalents	23.2	(43.1)	13.2	33.4
Cash and cash equivalents at beginning of period	56.2	109.3	66.2	32.8

Cash and cash equivalents at end of period	$79.4	$66.2	$79.4	$66.2

Attachment 5
Summary of Special Items (Unaudited)
(In millions, except per share data)
“Special items” include charges related to specific strategic initiatives such as the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

Special items	4Q07	4Q06	2007	2006

Employee separation and plant phaseout costs (1)	$—	$(0.6)	$(2.2)	$—
Write-down of certain assets of equity affiliates (2)	—	—	(1.6)	—
Charge related to sale of former investment in OxyVinyls (3)	(0.4)	—	(0.4)	—
Impairment of investment in OxyVinyls	—	—	(15.9)	—
Impairment of intangibles and other investments (4)	—	—	(2.5)	(0.2)
Environmental remediation cost at inactive and formerly owned sites (5)	(1.3)	(0.7)	(48.8)	(2.5)
Settlement of legal issues and related reserves	—	—	(2.4)	—

Impact on operating income	(1.7)	(1.3)	(73.8)	(2.7)

Deferred note issuance cost write-off	—	(0.6)	(2.8)	(0.8)
Premium on early extinguishment of debt	—	(3.2)	(12.8)	(4.4)

Impact on income from continuing operations	(1.7)	(5.1)	(89.4)	(7.9)

Income tax benefit on above items	0.6	1.9	31.3	2.9
Reversal of deferred tax liability associated with sale of equity affiliate	—	—	31.5	—
Reversal of tax valuation allowance	—	15.1	—	15.1
Tax allowance (6)	—	(2.4)	—	33.9
Adjustment to foreign income tax contingency	0.2	—	(0.8)	—

Impact on net income from continuing operations	$(0.9)	$9.5	$(27.4)	$44.0

Per diluted share impact	$(0.01)	$0.10	$(0.29)	$0.47

Explanations:
1.	Severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs and the write-down of the carrying value of plant and equipment resulting from restructuring initiatives and executive separation agreements.

2.	Non cash write-down of certain inventory, receivables and intangible assets of our equity affiliate in Colombia.

3.	Charge related to costs associated with sale of OxyVinyls.

4.	Impairment of the carrying value of certain intangibles and other investments.

5.	Environmental remediation costs for facilities either no longer owned or closed in prior years including, remediation costs and certain legal costs related to U.S. District Court rulings on several pending motions in the case of Westlake Vinyls, Inc. v. Goodrich Corporation, et al.

6.	Tax allowance to adjust net U.S. deferred income tax assets. Includes $2.1 million of AMT and state tax expense.

Attachment 6
Business Segment Operations (Unaudited)
(In millions)
Senior management uses operating income before the effect of “special items” to assess performance and allocate resources because senior management believes that this measure is useful in understanding current profitability levels and how current levels may serve as a base for future performance. In addition, operating income before the effect of “special items” is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.

Business Segments	4Q07	3Q07	2Q07	1Q07	4Q06

Sales:
Vinyl Business	$215.8	$239.8	$257.0	$237.7	$216.4
International Color and Engineered Materials	152.5	152.8	155.9	149.7	133.1
PolyOne Distribution	184.0	185.8	190.1	184.4	166.9
All Other	110.5	124.1	126.9	126.3	114.1
Corporate and eliminations	(31.5)	(37.7)	(41.1)	(40.3)	(35.3)

Sales	$631.3	$664.8	$688.8	$657.8	$595.2

Operating income (loss):
Vinyl Business	$3.0	$10.8	$16.6	$20.4	$11.0
International Color and Engineered Materials	4.9	6.8	8.4	6.5	3.3
PolyOne Distribution	5.7	5.3	6.5	4.6	3.6
Resin and Intermediates	8.4	11.2	12.0	4.3	9.7
All Other	1.5	4.7	3.7	0.1	(2.5)
Corporate and eliminations	(4.9)	(62.4)	(34.8)	(9.4)	(2.5)

Operating income (loss)	$18.6	$(23.6)	$12.4	$26.5	$22.6

Attachment 7
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)
Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

	4Q07	4Q06	2007	2006

Operating income before special items	$20.3	$23.9	$107.7	$193.3
Special items in operating income	(1.7)	(1.3)	(73.8)	(2.7)

Operating income	$18.6	$22.6	$33.9	$190.6

Income per share before impact of special items	$0.09	$0.06	$0.41	$0.89
Per share impact of special items, after tax	(0.01)	0.10	(0.29)	0.47

Diluted earnings per share before discontinued operations	$0.08	$0.16	$0.12	$1.36

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation to Condensed Consolidated Statement of Cash Flows	2007	2006	2007	2006

Net cash provided by operating activities	$23.8	$16.8	$67.2	$111.7
Net cash provided (used) by investing activities	(2.7)	(14.8)	215.3	(16.8)
Decrease in sale of accounts receivable	—	—	—	7.9
Premium on early extinguishment of debt	—	(3.2)	(12.8)	(4.4)
Other financing activities	(0.5)	(0.1)	(0.9)	1.7
Effect on exchange rate changes on cash	2.5	1.2	6.6	1.9

Increase (decrease) in borrowed debt less cash and cash equivalents	23.1	(0.1)	275.4	102.0

Less proceeds from sale of discontinued business, net of note receivable	—	—	—	(17.3)
Less proceeds from sale of equity investment in OxyVinyls	—	—	(260.5)	—
Plus acquisitions, net of deposits and cash received	0.2	1.5	11.2	1.5
Less proceeds from exercise of stock options	(0.3)	(0.3)	(1.2)	(3.1)

Free Cash Flow	$23.0	$1.1	$24.9	$83.1

Attachment 8
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Gross margin, as adjusted and non-Vinyl Business sales and gross margin, as adjusted, defined
Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.
(Dollars in millions)

Sales to gross margin, as adjusted (Consolidated PolyOne)	4Q07	4Q06
Sales	$631.3	$595.2

Cost of sales	556.5	518.2
Depreciation and amortization expense related to cost of sales activities	11.1	10.4
Environmental remediation related costs	(1.3)	(0.7)

Gross margin	65.0	67.3
Other	1.9	1.1

Gross margin, as adjusted	$66.9	$68.4

Gross margin, as adjusted as a percent of sales	10.6%	11.5%

Definition of non-Vinyl Business gross margin, as adjusted	4Q07	4Q06
Gross margin, as adjusted (Consolidated PolyOne)	$66.9	$68.4

Vinyl Business operating income	3.0	11.0
Selling and administrative costs in Vinyl Business	9.8	11.8
Income from equity affiliates and minority interest	(0.2)	(0.3)
LIFO / FIFO inventory costs and profit in inventory eliminations	(0.2)	2.2

Vinyl Business gross margin, as adjusted	12.4	24.7

Non-Vinyl Business gross margin, as adjusted	$54.5	$43.7

Non-Vinyl Business gross margin, as adjusted as a percent of sales	12.4%	10.8%

Definition of non-Vinyl Business sales	4Q07	4Q06
Sales (Consolidated PolyOne)	$631.3	$595.2
Vinyl Business sales	(215.8)	(216.4)

	415.5	378.8
Inter-company elimination	23.0	27.2

Non-Vinyl Business sales	$438.5	$406.0

Senior management uses gross margins as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels and how current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.

Attachment 9
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Gross margin, as adjusted and non-Vinyl Business sales and gross margin, as adjusted, defined
Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.
(Dollars in millions)

Sales to gross margin, as adjusted (Consolidated PolyOne)	2007	2006
Sales	$2,642.7	$2,622.4

Cost of sales	2,337.3	2,284.1
Depreciation and amortization expense related to cost of sales activities	44.1	41.2
Environmental remediation related costs	(48.8)	(2.5)

Gross margin	310.1	299.6
Other	4.3	6.6

Gross margin, as adjusted	$314.4	$306.2

Gross margin, as adjusted as a percent of sales	11.9%	11.7%

Definition of non-Vinyl Business gross margin, as adjusted	2007	2006
Gross margin, as adjusted (Consolidated PolyOne)	$314.4	$306.2

Vinyl Business operating income	50.8	68.5
Selling and administrative costs in Vinyl Business	41.8	44.3
Income from equity affiliates and minority interest	(0.5)	(0.1)
LIFO / FIFO inventory costs and profit in inventory eliminations	0.4	2.5

Vinyl Business gross margin, as adjusted	92.5	115.2

Non-Vinyl Business gross margin, as adjusted	$221.9	$191.0

Non-Vinyl Business gross margin, as adjusted as a percent of sales	12.3%	11.2%

Definition of non-Vinyl Business sales	2007	2006
Sales (Consolidated PolyOne)	$2,642.7	$2,622.4
Vinyl Business sales	(950.3)	(1,044.4)

	1,692.4	1,578.0
Inter-company elimination	112.8	132.1

Non-Vinyl Business sales	$1,805.2	$1,710.1

Senior management uses gross margins as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels and how current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.

Attachment 10
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Specialty Platform sales, Specialty Platform operating income,
Specialty Platform Gross-margin, as adjusted, defined
Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.
(Dollars in millions)

Definition of Specialty Platform sales	2007	2006

Sales	$2,642.7	$2,622.4

Vinyl Business	(950.3)	(1,044.4)
PolyOne Distribution	(744.3)	(732.8)
Producer Services	(153.9)	(141.1)
Intercompany eliminations	150.6	173.0

Specialty Platform sales	$944.8	$877.1

Definition of Specialty Platform operating income (loss)	2007	2006

Operating income	$33.9	$190.6

Less:

Vinyl Business	50.8	68.5
PolyOne Distribution	22.1	19.2
Resins and Intermediates	35.9	102.9
Producer Services	6.7	4.9
Corporate and eliminations	(111.5)	(19.0)

Specialty Platform operating income	$29.9	$14.1

Definition of Specialty Platform gross margin, as adjusted	2007	2006

Non-Vinyl Business gross margin, as adjusted (see attachment 9)	$221.9	$191.0

Less:
PolyOne Distribution operating income	22.1	19.2
Producer Services operating income	6.7	4.9
Selling and administrative costs in PolyOne Distribution and Producer Services	44.9	44.7
Income from equity affiliates and minority interest	(4.7)	(4.7)

Specialty Platform gross margin, as adjusted	$152.9	$126.9

Gross margin, as adjusted as a percent of sales	16.2%	14.5%
Senior management uses sales, operating income (loss) and gross margin, as adjusted as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels and how current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.